Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-128953, 333-12473, 333-66781, 333-88373, 333-51294, 333-110650, 333-119272, 333-175388, 333-169673, 333-147587 and 333-208070), Form S-2 (No. 333-83840) and Form S-3 (Nos. 333-127494, 333-128943, 333-38086, 333-94093, 333-52265, 333-107422, 333-108921, 333-113045, 333-116980, 333-118641 and 333-193019) of Rennova Health, Inc. of our report dated April 15, 2015 relating to the consolidated financial statements of Medytox Solutions, Inc. in this Form 8-K/A.

/s/ Green & Company, CPAs

Green & Company, CPAs

Temple Terrace, FL

November 18, 2015